                                                                    Exhibit 4(q)

                            Group Annuity Endorsement

               Made a part of the Contract to which it is attached


VARIABLE ACCOUNT, listed in the Contract Specifications, will be amended as follows:

         "The Subaccounts are:

                  1.  Equity 500 Index
                  2.  Small Cap Index
                  3.  Capital Asset
                  4.  DGPF Growth & Income
                  5.  DGPF Global Bond
                  6.  International
                  7.  DGPF Trend
                  8.  VIP II Contrafund
                  9.  VIP Growth
                  10. Equity-Income
                  11. Capital Appreciation
                  12. Aspen Worldwide Growth
                  13. Money Market
                  14. Bond
                  15. Managed
                  16. Aggressive Growth
                  17. AMT Partners
                  18. AMT MidCap Growth
                  19. Global Asset Allocation
                  20. Growth and Income
                  21. Social Awareness
                  22. Special Opportunities
                  23. AVP Growth
                  24. AVP Technology
                  25. AFIS Growth
                  26. AFIS International
                  27. DGPF Real Estate (REIT)
                  28. Health Sciences
                  29. DGPF Small Cap Value
                  30. Utilities"


                                 The Lincoln National Life Insurance Company

                                           /s/ Jon A. Boscia

                                          Jon A. Boscia, President